Weave Announces Second Quarter 2024 Financial Results

•Second quarter total revenue of $50.6 million, up 21.4% year over year
•GAAP gross margin of 71.4%, up 410 basis points year over year
•Non GAAP gross margin of 71.9%, up 400 basis points year over year
•Second quarter net cash provided by operating activities of $22.7 million, up from net cash provided by operating activities of $1.6 million last year.
•Free cash flow of $21.2 million, up from free cash flow of $0.9 million last year.

LEHI, Utah—July 31, 2024 – Weave (NYSE: WEAV), a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses, today announced its financial results for the second quarter ended June 30, 2024.

“We had an outstanding quarter, continuing our track record of improving financial performance and setting the stage for a strong second half of the year. We delivered solid top-line performance, significant gross and operating margin improvements, and positive adjusted EBITDA for the first time in company history,” said CEO Brett White. “Our strong financial performance highlights the continued demand for our software and payments platform and our ongoing commitment to enhancing business efficiency.”

The year-over-year increases in net cash provided by operating activities and free cash flow were consistent with the Company’s previously-disclosed expectations as the Company collected in the second quarter the billings it previously disclosed were deferred in March 2024, resulting in positive free cash flow for the first six months of 2024.

Second Quarter 2024 Financial Highlights
•    Total revenue was $50.6 million, representing a 21.4% year-over-year increase compared to $41.7 million in the second quarter of 2023.
•    GAAP gross margin was 71.4%, compared to a GAAP gross margin of 67.3% in the second quarter of 2023.
•    Non-GAAP gross margin was 71.9%, compared to a non-GAAP gross margin of 67.9% in the second quarter of 2023.
•    GAAP loss from operations was $9.3 million, compared to a GAAP loss from operations of $9.8 million in the second quarter of 2023.
•    Non-GAAP loss from operations was $1.0 million, compared to a non-GAAP loss from operations of $4.0 million in the second quarter of 2023.
•    GAAP net loss was $8.6 million, or $0.12 per share, compared to a GAAP net loss of $9.0 million, or $0.13 per share, in the second quarter of 2023.
•    Non-GAAP net loss was $0.3 million, or $— per share, compared to a non-GAAP net loss of $3.1 million, or $0.05 per share, in the second quarter of 2023.
•    Net cash provided by operating activities was $22.7 million, compared to net cash provided by operating activities of $1.6 million in the second quarter of 2023.

•    Free cash flow was $21.2 million, a $20.3 million increase from free cash flow of $0.9 million in the second quarter of 2023.

•Dollar-Based Net Retention Rate (NRR) was 97% as of June 30, 2024.
•    Dollar-Based Gross Retention Rate (GRR) was 92% as of June 30, 2024.
•    Cash and cash equivalents plus short-term investments was $99.0 million as of June 30, 2024.
Recent Business Highlights:
•Delivered over 20 new and deepened partner integrations year-to-date, opening up our addressable market by more than 86,000 locations. Announced new integrations include: eClinicalWorks, ezyVet, InfiniteVT, and Shepherd.

•Announced a commercial partnership with Patterson Dental, the second largest dental practice management software provider globally, and deepened integrations with its suite of practice management solutions. This agreement allows Patterson Dental to sell Weave into the roughly 100,000 locations that its sales team engages with.

•Launched Weave Enterprise in June. This new solution for practices with multiple locations is built entirely on Weave’s next-generation platform and designed to help dental service organizations, vision, veterinary, and other medical groups standardize their operations, create additional efficiencies, and streamline revenue cycle management. Weave Enterprise provides a centralized management system with a single login to manage dozens or hundreds of offices seamlessly.

•Welcomed Greg Leos as General Manager of Weave Payments, who brings an extensive fintech background to Weave. Greg’s focus will be to drive greater penetration of our payments platform within our customer base and broaden our payments offering.

Financial Third Quarter and Full Year 2024 Outlook
The company expects to achieve the following financial results for the three months ending September 30, 2024, and full year ending December 31, 2024:

	Third Quarter	Full Year
(in millions)
Total revenue	$50.7 - $51.7	$201.0 - $203.0
Non-GAAP loss from operations	$(1.2) - $(0.2)	$(3.8) - $(1.8)
Weighted average share count	72.1	71.7
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP loss from operations excludes estimates for, among other things, stock-based compensation expense. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because we do not provide guidance on GAAP net loss from operations and are not able to present the various reconciling cash and non-cash items between GAAP loss from operations and non-GAAP loss from operations without unreasonable effort. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during 2024 will have a significant impact on our future GAAP financial results.

Webcast
The company will host a conference call and webcast for analysts and investors on Wednesday, July 31, 2024, beginning at 4:30 p.m. EST.
Individuals interested in listening to the conference call may do so by dialing (412) 902-1020 or toll free at (877) 502-7186. Please reference the following conference ID: 13747516. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave’s website at investors.getweave.com.
About Weave
Weave is the all-in-one customer experience and payments software platform for small and medium-sized healthcare practices. From the first phone call to the final invoice, Weave connects the entire patient journey. Weave’s software solutions transform how local healthcare practitioners attract, communicate with and engage patients to grow their practice. In the past year, Weave has been named a G2 leader in Patient Relationship Management, Patient Engagement, Optometry, and Dental Practice Management software. To learn more, visit getweave.com/newsroom/.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of third quarter and full year 2024 revenue and non-GAAP loss from operations, and statements regarding our addressable market in the quotes of our Chief Executive Officer.
These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (SEC), including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 9, 2024, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave Communications uses the investor relations page on our website, blog posts on our website, press releases, public conference calls, webcasts, our X (Twitter) feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following Weave Communications’ press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.
Supplemental Financial Information

Dollar-Based Net Revenue Retention (NRR)
For retention rate calculations, we use adjusted monthly revenue (AMR), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing-three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the Base Locations) that were active in a particular month (the Base Month). We then divide AMR for the Base Locations in the same month of the subsequent year (the Comparison Month), by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months prior to such date.
Dollar-Based Gross Revenue Retention (GRR)
To calculate our GRR, we first identify the cohort of locations (the Base Locations) that were under subscription in a particular month (the Base Month). We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (Remaining AMR). We then divide Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or addition of new customer locations.
Number of Locations

We measure locations as the total number of customer locations under subscription active on the Weave platform as of the end of each month. A single organization or customer with multiple divisions, segments, offices or subsidiaries is counted as multiple locations if they have entered into subscriptions for each location.

As a reminder, we only provide customer location information on an annual basis with annual and fourth quarter results and do not provide this information with financial statements or earnings releases covering interim periods.
Non-GAAP Financial Measures
In this press release, Weave Communications has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP net loss, non-GAAP net loss margin, non-GAAP net loss per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP loss from operations margin, Adjusted EBITDA and free cash flow. We use these non-GAAP financial measures internally to analyze our financial results and evaluate our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating income (loss), net income (loss), and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net loss, non-GAAP net loss margin and non-GAAP net loss per share
We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense, and non-GAAP net loss margin as non-GAAP net loss as a percentage of revenue. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the diluted weighted-average shares outstanding.
Non-GAAP gross profit and non-GAAP gross margin
We define non-GAAP gross profit as GAAP gross profit adjusted to exclude stock-based compensation expense, and non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP operating expenses
We define non-GAAP operating expenses, in the aggregate or its individual components (i.e., sales and marketing, research and development or general and administrative), as the applicable GAAP operating expenses adjusted to exclude the applicable stock-based compensation expense.
Non-GAAP loss from operations and non-GAAP loss from operations margin
We define non-GAAP loss from operations as GAAP loss from operations less stock-based compensation expense, and non-GAAP loss from operations margin as non-GAAP loss from operations as a percentage of revenue.
Adjusted EBITDA
We define EBITDA as earnings before interest expense, interest income, other income/expense, provision for income taxes, depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and we do not adjust for amortization of finance lease right-of-use assets on phone hardware provided to our customers. We further adjust EBITDA to exclude stock-based compensation expense, a non-cash item. We believe that Adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations. Additionally, management uses Adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free cash flow
We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has in the past been negative, we have needed to access cash reserves or other sources of capital for these investments.
The foregoing non-GAAP financial measures have a number of limitations. For example, the non-GAAP financial information presented above may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash stock-based compensation expense. Therefore, Adjusted EBITDA does not reflect the non-cash impact of stock-based compensation expense or working capital needs that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools.
Investor Relations Contact
Mark McReynolds
Head of Investor Relations

ir@getweave.com
Media Contact
Natalie House
Senior Director of Content & Communications
pr@getweave.com

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except share amounts)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$51,659	$50,756
Short-term investments	47,383	58,088
Accounts receivable, net	5,528	3,511
Deferred contract costs, net	11,143	10,547
Prepaid expenses and other current assets	5,390	6,876
Total current assets	121,103	129,778
Non-current assets:
Property and equipment, net	9,752	9,922
Operating lease right-of-use assets	39,509	41,318
Finance lease right-of-use assets	10,377	10,351
Deferred contract costs, net, less current portion	9,417	8,622
Other non-current assets	1,041	1,021
TOTAL ASSETS	$191,199	$201,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,568	$5,171
Accrued liabilities	15,488	18,491
Deferred revenue	40,562	38,850
Current portion of operating lease liabilities	4,042	3,821
Current portion of finance lease liabilities	6,393	6,520
Total current liabilities	74,053	72,853
Non-current liabilities:
Operating lease liabilities, less current portion	41,040	43,080
Finance lease liabilities, less current portion	6,283	6,122
Total liabilities	121,376	122,055
Stockholders' equity:
Preferred stock, $0.00001 par value per share; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.00001 par value per share; 500,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 71,682,267 and 70,116,357 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	348,532	341,514
Accumulated deficit	(278,423)	(262,667)
Accumulated other comprehensive income (loss)	(286)	110
Total stockholders' equity	69,823	78,957
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$191,199	$201,012

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$50,586	$41,667	$97,759	$81,232
Cost of revenue	14,462	13,626	28,648	26,657
Gross profit	36,124	28,041	69,111	54,575
Operating expenses:
Sales and marketing	21,889	17,455	41,519	34,673
Research and development	9,958	8,585	19,603	16,279
General and administrative	13,532	11,834	25,399	21,974
Total operating expenses	45,379	37,874	86,521	72,926
Loss from operations	(9,255)	(9,833)	(17,410)	(18,351)
Other income (expense):
Interest income	432	527	852	963
Interest expense	(399)	(501)	(718)	(973)
Other income (expense), net	721	868	1,586	1,583
Loss before income taxes	(8,501)	(8,939)	(15,690)	(16,778)
Provision for income taxes	(52)	(49)	(66)	(69)
Net loss	$(8,553)	$(8,988)	$(15,756)	$(16,847)
Net loss per share - basic and diluted	$(0.12)	$(0.13)	$(0.22)	$(0.25)
Weighted-average common shares outstanding - basic and diluted	71,291,801	66,849,788	70,872,372	66,404,628

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,553)	$(8,988)	$(15,756)	$(16,847)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,912	2,953	5,957	5,998
Amortization of operating right-of-use assets	986	967	1,958	1,905
Provision for losses on accounts receivable	593	232	843	654
Amortization of deferred contract costs	3,360	3,047	6,652	6,023
Loss on disposal of assets	—	8	1	11
Stock-based compensation	8,291	5,876	15,063	10,389
Net accretion of discounts on short-term investments	(537)	(657)	(1,174)	(1,344)
Changes in operating assets and liabilities:
Accounts receivable	12,897	(464)	(2,860)	(641)
Deferred contract costs	(3,956)	(3,528)	(8,043)	(6,740)
Prepaid expenses and other assets	2,021	909	1,466	1,443
Accounts payable	3,453	116	2,436	471
Accrued liabilities	1,551	(317)	(3,003)	845
Operating lease liabilities	(991)	(941)	(1,968)	(1,841)
Deferred revenue	649	2,391	1,403	2,819
Net cash provided by operating activities [1]	22,676	1,604	2,975	3,145
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities of short-term investments	8,504	16,000	32,274	29,000
Purchases of short-term investments	(3,661)	(17,667)	(20,482)	(35,152)
Purchases of property and equipment	(741)	(218)	(1,254)	(838)
Capitalized internal-use software costs	(718)	(457)	(1,023)	(791)
Net cash provided by (used in) investing activities	3,384	(2,342)	9,515	(7,781)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(1,755)	(1,847)	(3,542)	(3,807)
Proceeds from stock option exercises	66	548	357	621
Payments for taxes related to net share settlement of equity awards	(3,321)	(1,919)	(9,422)	(2,672)
Proceeds from the employee stock purchase plan	—	—	1,020	622
Net cash used in financing activities	(5,010)	(3,218)	(11,587)	(5,236)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,050	(3,956)	903	(9,872)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	30,609	56,081	50,756	61,997
CASH AND CASH EQUIVALENTS, END OF PERIOD	$51,659	$52,125	$51,659	$52,125
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$399	$501	$718	$973
Cash paid during the period for income taxes	$52	$49	$66	$69
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	$45	$—	$45	$3
Finance lease liabilities arising from obtaining finance lease right-of-use assets	$1,705	$1,711	$3,576	$3,639
Operating lease liabilities arising from obtaining operating lease right-of-use assets	—	—	$149	$154
Unrealized gain (loss) on short-term investments	$(25)	$(70)	$(87)	$(52)

1. As reported in our first quarter 2024 earnings release, we implemented a new billing system that necessitated deferring March 2024 subscription billings, which resulted in an increase in March accounts receivable, and a corresponding decrease in net cash provided by operating, of approximately $15 million for Q1 2024. The increase in net cash provided by operating for Q2 2024 is largely due to the collection of deferred billings.

9

WEAVE COMMUNICATIONS, INC
DISAGGREGATED REVENUE AND COST OF REVENUE
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Subscription and payment processing:
Revenue	$48,513	$39,696	$93,605	$77,388
Cost of revenue	(10,696)	(9,509)	(21,232)	(18,487)
Gross profit	$37,817	$30,187	$72,373	$58,901
Gross margin	78.0%	76.0%	77.3%	76.1%

Onboarding:
Revenue	$943	$867	$1,903	$1,651
Cost of revenue	(2,032)	(2,268)	(3,864)	(4,393)
Gross profit	$(1,089)	$(1,401)	$(1,961)	$(2,742)
Gross margin	(115.5)%	(161.6)%	(103.0)%	(166.1)%

Hardware:
Revenue	$1,130	$1,104	$2,251	$2,193
Cost of revenue	(1,734)	(1,849)	(3,552)	(3,777)
Gross profit	$(604)	$(745)	$(1,301)	$(1,584)
Gross margin	(53.5)%	(67.5)%	(57.8)%	(72.2)%

WEAVE COMMUNICATIONS, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below

Non-GAAP gross profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross profit	$36,124	$28,041	$69,111	$54,575
Stock-based compensation add back	244	251	483	464
Non-GAAP gross profit	$36,368	$28,292	$69,594	$55,039
GAAP gross margin	71.4%	67.3%	70.7%	67.2%
Non-GAAP gross margin	71.9%	67.9%	71.2%	67.8%

Non-GAAP operating expenses
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales and marketing	$21,889	$17,455	$41,519	$34,673
Stock-based compensation excluded	(1,696)	(1,219)	(2,847)	(2,183)
Non-GAAP sales and marketing	$20,193	$16,236	$38,672	$32,490

Research and development	$9,958	$8,585	$19,603	$16,279
Stock-based compensation excluded	(2,178)	(1,323)	(4,076)	(2,253)
Non-GAAP research and development	$7,780	$7,262	$15,527	$14,026

General and administrative	$13,532	$11,834	$25,399	$21,974
Stock-based compensation excluded	(4,173)	(3,083)	(7,657)	(5,489)
Non-GAAP general and administrative	$9,359	$8,751	$17,742	$16,485

Non-GAAP loss from operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Loss from operations	$(9,255)	$(9,833)	$(17,410)	$(18,351)
Stock-based compensation add back	8,291	5,876	15,063	10,389
Non-GAAP loss from operations	$(964)	$(3,957)	$(2,347)	$(7,962)
GAAP loss from operations margin	(18.3)%	(23.6)%	(17.8)%	(22.6)%
Non-GAAP loss from operations margin	(1.9)%	(9.5)%	(2.4)%	(9.8)%

Non-GAAP net loss
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(8,553)	$(8,988)	$(15,756)	$(16,847)
Stock-based compensation add back	8,291	5,876	15,063	10,389
Non-GAAP net loss	$(262)	$(3,112)	$(693)	$(6,458)
GAAP net loss margin	(16.9)%	(21.6)%	(16.1)%	(20.7)%
Non-GAAP net loss margin	(0.5)%	(7.5)%	(0.7)%	(8.0)%

GAAP net loss per share - basic and diluted	$(0.12)	$(0.13)	$(0.22)	$(0.25)
Non-GAAP net loss per share - basic and diluted	$—	$(0.05)	$(0.01)	$(0.10)

Weighted-average common shares outstanding - basic and diluted	71,291,801	66,849,788	70,872,372	66,404,628

Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$22,676	$1,604	$2,975	$3,145
Less: Purchases of property and equipment	(741)	(218)	(1,254)	(838)
Less: Capitalized internal-use software costs	(718)	(457)	(1,023)	(791)
Free cash flow [1]	$21,217	$929	$698	$1,516

Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(8,553)	$(8,988)	$(15,756)	$(16,847)
Interest expense	399	501	718	973
Provision for income taxes	52	49	66	69
Interest income	(432)	(527)	(852)	(963)
Other income/expense, net	(721)	(868)	(1,586)	(1,583)
Depreciation	581	605	1,190	1,197
Amortization	388	320	804	619
Stock-based compensation	8,291	5,876	15,063	10,389
Adjusted EBITDA	$5	$(3,032)	$(353)	$(6,146)

1. As reported in our first quarter 2024 earnings release, we implemented a new billing system that necessitated deferring March 2024 subscription billings, which resulted in an increase in March accounts receivable, and a corresponding decrease in free cash flow, of approximately $15 million for Q1 2024. The increase in free cash flow for Q2 2024 is largely due to the collection of deferred billings.